Exhibit 99.1

ColonyStarwood HOMES

Earnings Release & Supplemental Information

Second Quarter 2016

Rent Easy. Live Well.™

Table of Contents

Section I: Section II: Section III: Section IV: Section V: Section VI: Appendix:	Earnings Release Q2 Highlights Consolidated Financials Selected Additional Information Same Store Information Earnings Guidance Definitions and Reconciliations	2 9 11 18 23 36 38

1

      I. Earnings Release

2

Earnings Release

COLONY STARWOOD HOMES ANNOUNCES

SECOND QUARTER 2016 FINANCIAL AND OPERATING RESULTS

Scottsdale, Arizona (August 8, 2016) – Colony Starwood Homes (NYSE: SFR) (the “Company”), a leading single-family rental real estate investment trust (“REIT”), today announced operating and financial results for the three and six months ended June 30, 2016. Capitalized terms used herein have the meanings ascribed thereto in the Appendix.

Second Quarter 2016 Highlights

•

Total revenues increased to $143.8 million in Q2 2016, supported by an acceleration of Quarterly Same Store Blended Rent Growth of 5.5%  compared to 3.9% in Q1 2016; Quarterly Same Store revenue growth was 6.3%

•	Total Homes Occupancy exceeds 95% for second straight quarter, measuring 95.4% as of June 30, 2016; Quarterly Same Store Occupancy for Q2 was 95.8%
•	Net loss of $15.7 million or ($0.15) per share, with Core FFO of $0.39 per share for the three months ended June 30, 2016
•	Quarterly Same Store NOI increased 7.8% compared to Q2 2015; Quarterly Same Store Core NOI margin was 62.8%
•

Completed $485.6 million securitization and subsequently entered into a $450 million interest rate swap contract, effectively locking in an average interest rate of 3.3% over the five-year term and increasing the percentage of fixed rate debt to total debt to over 60%

•	Company tightened full year 2016 Core FFO guidance to $1.60 - $1.65 per share

“Continued strong demand and virtually no new supply of single-family rental homes led to accelerating rent growth and stable occupancy through the second quarter,” stated Fred Tuomi, the Company’s CEO. “Quarterly Same Store Blended Rent growth was 5.5% compared to 3.9% in the first quarter. Through the first six months our Full Year Same Store portfolio of 22,647 homes produced year over year revenue growth of 6.3%, NOI growth of 10.9% and Core NOI margin of 64.1%, while maintaining occupancy of 95.7%. The momentum behind these results, coupled with our high quality market selection, unique market density and innovative technology platform provides a favorable catalyst for future operating improvements and significant portfolio growth.”

The 2016 financial results of the Company (other than Quarterly Same Store or Full Year Same Store results) include the historical financial results of Starwood Waypoint Residential Trust (“SWAY”) beginning on January 5, 2016, which was the date of the merger between Colony American Homes (“CAH”) and SWAY (the “Merger”). Historical financial results (other than Same Store results) as of dates or for periods prior to January 5, 2016 represent only the pre-Merger financial results of CAH and do not reflect what the financial results would have been had the Merger been complete during such periods.

3

Earnings Release (Continued)

Second Quarter 2016 Operating Results

Total revenues were $143.8 million for the three months ended June 30, 2016, and net loss attributable to common shareholders was approximately $15.7 million, or ($0.15) per share, driven by depreciation and amortization.

NAREIT FFO was $25.0 million for the three months ended June 30, 2016, or $0.23 per share, and Core FFO was $41.9 million, or $0.39 per share. NAREIT FFO and Core FFO are common supplemental measures of operating performance for a REIT, and the Company believes both are useful to investors as a complement to GAAP measures because they facilitate an understanding of the operating performance of the Company’s properties.

Same Store Results

For the Company’s Quarterly Same Store portfolio of 24,657 homes, revenue for the three months ended June 30, 2016 was $111.3 million, a 6.3% increase from those homes’ revenues for the three months ended June 30, 2015.  For the Company’s Full Year Same Store portfolio of 22,647 homes, revenue for the six months ended June 30, 2016 was $201.1 million, a 6.3% increase for those homes’ revenues from the six months ended June 30, 2015. For the Quarterly Same Store portfolio, property operating expenses increased by 4.0% from the three months ended June 30, 2015, producing a 7.8% increase in Quarterly Same Store Core NOI for the three months ended June 30, 2016 as compared to the three months ended June 30, 2015. For the Full Year Same Store portfolio, property operating expenses decreased by 0.4% from the six months ended June 30, 2015, producing a 10.9% increase in Full Year Same Store Core NOI for the six months ended June 30, 2016 as compared to the six months ended June 30, 2015. Quarterly Same Store Core NOI margin was 62.8%. The table below summarizes Quarterly and Full Year Same Store operating results.

Same Store Property Results
	Quarterly Same Store	Full Year Same Store
Homes as of June 30, 2016	24,657	22,647
Occupancy as of June 30, 2016	95.8%	95.7%
Revenue Growth (June 30, 2016 as compared to June 30, 2015)	6.3%	6.3%
Operating Expense Growth (June 30, 2016 as compared to June 30, 2015)	4.0%	-0.4%
NOI Growth (June 30, 2016 as compared to June 30, 2015)	7.8%	10.9%
Core NOI Margin	62.8%	64.1%

4

Earnings Release (Continued)

Investment Activity

The Company sold 608 homes during the second quarter, including 359 single-family rental homes and 249 real estate owned (“REO”) homes. The single-family rental homes were sold for gross sales proceeds of $56 million, and the Company recorded a gain of approximately $0.5 million on these sales. The REO homes were sold for gross sales proceeds of $33.6 million, and the Company recorded a gain of $1.7 million which is included in discontinued operations, net. During the three months ended June 30, 2016, the Company acquired 87 homes for an aggregate estimated total investment of approximately $17.0 million, or approximately $196,000 per home, including estimated investment costs for renovation.

NPL Business

On May 4, 2016, the Company’s Board of Trustees (the “Board”) authorized the marketing of the non-performing loan (“NPL”) portfolio, which the Company commenced in the second quarter.  The operations of the NPL business segment are recorded as discontinued operations, net for the three and six months ended June 30, 2016 and all comparable periods.

NPL resolutions and REO sales produced $46.8 million of gross cash proceeds during the quarter, resulting in net proceeds of $29.4 million after associated debt pay down of $17.4 million. As of June 30, 2016 there was $250.1 million of outstanding debt associated with the NPL business, which the Company intends to pay down in connection with the wind-down of the NPL business.

Subsequent to June 30, 2016, the Company sold 339 re-performing loans in a single sale transaction generating net sales proceeds of $45.9 million of which $23.7 million was used to pay down debt.

Balance Sheet and Capital Markets Activities

As of June 30, 2016, the Company had $4.0 billion of debt outstanding and approximately $525 million of undrawn commitments on its credit facilities.

In June 2016, the Company closed its first debt financing transaction post Merger, entering into a $485.6 million securitization (net of Class F and G certificates retained by the Company) with an initial maturity date of July 2018 and three one-year extension options. The Company separately entered into an interest rate swap contract in June 2016, effectively fixing the interest rate on approximately $450 million of variable rate debt for five years. This swap transaction is structured as a step-up swap, which locks in the forward LIBOR curve resulting in an average effective fixed rate of 3.3% over the five-year term.

5

Earnings Release (Continued)

The Company did not repurchase any shares in the second quarter of 2016 under its $250 million repurchase program, which is authorized through May 6, 2017.  To date the Company has purchased 2.4 million shares for an aggregate purchase price of $52.8 million at an average of $22.19 per share.

On August 2, 2016, the Board declared a dividend of $0.22 per common share for the third quarter of 2016, which will be paid on October 15, 2016 to shareholders of record on September 30, 2016.

Full Year 2016 Financial Guidance

Earlier this year the Company provided Core FFO per share, occupancy, rent growth, and Core NOI margin guidance, which excludes the operations of our NPL business. The Company has tightened its Core FFO per share, occupancy, and rent growth guidance for the full year ending December 31, 2016, and re-affirms the Core NOI margin guidance for the 2016 fiscal year, as set forth below. The Company does not provide forward-looking guidance for certain financial measures on a generally accepted accounting principles (“GAAP”) basis because it is unable to reasonably predict certain items contained in the GAAP measures, including one-time and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, NPL operations, Merger and transaction related expenses, share-based compensation and other items not reflective of the Company's ongoing operations.

2016 Full-Year Guidance
	as of March 31, 2016	Updated Guidance
Core FFO per share	$1.55 - $1.65	$1.60 - $1.65
Stabilized Occupancy	94% - 95%	95%
Blended Rent Growth	4% - 5%	4.5% - 5%
Core NOI margin (Stabilized)	62% - 64%	62% - 64%

This outlook is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change. This outlook reflects the Company’s expectations on (1) existing investments and (2) yield on incremental investments inclusive of the Company’s existing pipeline. All guidance is based on current expectations of future economic conditions and the judgment of the Company’s management team.

6

Earnings Release (Continued)

Second Quarter 2016 Conference Call

A conference call is scheduled on Tuesday, August 9, 2016, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the three months and six months ended June 30, 2016. The domestic dial-in number is 1-877-407-9039 (for U.S. and Canada) and the international dial-in number is 1-201-689-8470 (passcode not required). An audio webcast may be accessed at www.colonystarwood.com, in the investor relations section. A replay of the call will be available through September 9, 2016, and can be accessed by calling 1-877-870-5176 (U.S. and Canada) or 1-858-384-5517 (international), replay pin number 13641395, or by using the link at www.colonystarwood.com, in the investor relations section.

About Colony Starwood Homes

Colony Starwood Homes (NYSE: SFR) is one of the largest publicly traded owners and operators of single-family rental homes in the United States. Colony Starwood Homes acquires, renovates, leases, maintains and manages single- family homes in markets that exhibit favorable demographics and long-term economic trends, as well as strengthening demand for rental properties. Colony Starwood Homes is building its business upon a foundation of respect for its residents and the communities in which it operates. Additional information can be found at www.colonystarwood.com.

Additional information

A copy of the Second Quarter 2016 Supplemental Information Package (“Q2 2016 Supplement”) and this press release are available on the Company’s website at www.colonystarwood.com.

Notice Regarding Non-GAAP Financial Measures

This press release and the Q2 2016 Supplement contain and may refer to certain Non-GAAP financial measures and terms that management believes are helpful in understanding our business, as further set forth in the definitions, explanations and reconciliations of the non-GAAP financial measure to their most comparable GAAP financial measures included in the Appendix. These measures and terms are in addition to, not a substitute for or superior to measures of financial performance prepared in accordance with GAAP, and should be read together with the most comparable GAAP measures.

7

Earnings Release (Continued)

Forward-Looking Statements

Certain statements in this press release and the Q2 2016 supplement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in, or implied by, the forward-looking statements due to a variety of risks, uncertainties and other factors. Factors that could materially and adversely affect the Company’s business, financial condition, liquidity, results of operations and prospects, as well as the Company’s ability to make distributions to its shareholders, include, but are not limited to:  failure to plan and manage the Merger and associated transitions effectively and efficiently; the possibility that the anticipated benefits from the Merger may not be realized or may take longer to realize than expected;  unexpected costs or unexpected liabilities that may arise from the Merger; the outcome of any legal proceedings that have been or may be instituted against the Company, CAH or others following the announcement or the completion of the Merger and associated transitions; changes in the Company’s business and growth strategies; volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the rental home market specifically; declines in the value of homes, and macroeconomic shifts in demand for, and competition in the supply of, rental homes; the availability of attractive investment opportunities in homes that satisfy the Company’s investment objectives and business and growth strategies; the Company’s ability to wind-down its NPL business in the anticipated time period and to re-deploy net cash proceeds therefrom; the Company’s ability to lease or re-lease its rental homes to qualified residents on attractive terms or at all; the availability, terms and deployment of short-term and long-term capital; the adequacy of the Company’s cash reserves and working capital; potential conflicts of interest with Starwood Capital Group Global, L.P., Colony Capital, Inc. and their affiliates; effects of derivative and hedging transactions; the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended; changes in governmental regulations, tax laws and rates, and similar matters; limitations imposed on the Company’s business and its ability to satisfy complex rules in order for the Company and, if applicable, certain of the Company’s subsidiaries to qualify as a REIT for U.S. federal income tax purposes, and the Company’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules.  You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. Except as required by law, the Company is under no duty to, and the Company does not intend to, update any of its forward-looking statements appearing herein, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations	Media Relations
John Christie Phone: 510-982-5470	Jason Chudoba Phone: 646-277-1249
Email: IR@colonystarwood.com	Email: Jason.chudoba@icrinc.com

8

      II. Highlights

9

Quarterly Overview

Financial and Operating Results(1)

▪   Net loss of $15.7 million or ($0.15) per share and $59.9 million or ($0.59) per share for the three and six months ended June 30, 2016, respectively, with Core FFO of $41.9 million or $0.39 per share and $85.6 million or $0.79 per share, respectively

▪   Quarterly Same Store Core NOI margin of 62.8% and Full Year Same Store Core NOI margin of 64.1% for the three and six months ended June 30, 2016, respectively

▪   Quarterly Same Store Homes NOI increased 7.8% and Full Year Same Store Homes NOI increased 10.9% for the three and six months ended June 30, 2016, respectively

▪   Quarterly Same Store revenue growth of 6.3% and Full Year Same Store revenue growth of 6.3% for the three and six months ended June 30, 2016, respectively

▪   Quarterly Same Store Blended Rent Growth was 5.5%

▪   Total Owned Homes Occupancy was 95.4% as of June 30, 2016, with Quarterly Same Store Occupancy of 95.8%

▪   Tightened 2016 full-year Core FFO guidance to $1.60 - $1.65 per share

Capital Markets & Liquidity

▪   Issued fifth securitization transaction in June for $486 million at LIBOR+230bps

▪   Entered into a swap contract to fix $450 million variable-rate securitization debt at an average rate of 3.3% during the five-year term

▪   Reduced total debt by approximately $95 million with excess cash from operations and disposition activity

NPL Business

▪   Anticipate NPL bulk sale by year end 2016

▪   NPL resolutions and REO sales produced $46.8 million of gross cash proceeds during the quarter, resulting in net proceeds of $29.4 million after associated debt pay down of $17.4 million

▪   Completed re-performing loan sale in July totaling $45.9 million in net sales proceeds; paid down $23.7 million of associated debt

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store and Full Year Same Store property counts for the quarter-to-date and the year-to-date measurements are 24,657 and 22,647, respectively.	10

      III. Consolidated Financials

11

Balance Sheet (Condensed)

As of June 30, 2016

Dollars in thousands

Assets		Liabilities
Investments in real estate properties:		Accounts payable and accrued expenses	$91,989
Land and land improvements	$1,513,633	Resident prepaid rent and security deposits	56,329
Buildings and building improvements	4,263,105	Secured credit facilities	700,000
Furniture, fixtures and equipment	117,240	Mortgage loans, net	2,742,720
Total investments in real estate properties	5,893,978	Convertible senior notes, net	346,685
Accumulated depreciation	(291,581)	Liabilities related to assets held for sale	260,441
Investments in real estate properties, net	5,602,397	Other liabilities	15,604
Real estate held for sale, net	48,945	Total liabilities	4,213,768
Cash and cash equivalents	164,800	Equity
Restricted cash	164,844	Common shares, at par	1,015
Investments in unconsolidated joint ventures	34,915	Additional paid-in capital	2,730,874
Asset-backed securitization certificates	110,538	Accumulated deficit	(250,752)
Assets held for sale	462,015	Accumulated other comprehensive loss	(16,447)
Goodwill	257,271	Total shareholders' equity	2,464,690
Other assets, net	40,666	Non-controlling interests	207,933
		Total equity	2,672,623
Total assets	$6,886,391	Total liabilities and equity	$6,886,391

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

12

Statements of Operations

Dollars in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015(1)	2016	2015(1)
Revenues
Rental income	$134,442	$70,434	$264,894	$134,652
Other property income	6,412	4,778	12,456	9,393
Other income	2,979	-	5,869	-
Total revenues	143,833	75,212	283,219	144,045
Expenses
Property operating and maintenance	22,030	14,700	40,548	28,194
Real estate taxes, insurance and HOA costs	27,832	14,532	55,114	28,572
Property management expenses	9,332	4,471	18,083	9,261
Interest expense	37,984	15,169	75,441	31,315
Depreciation and amortization	44,844	26,874	88,474	52,885
Impairment of real estate assets	144	275	174	453
Share-based compensation	711	-	1,098	-
General and administrative	13,537	8,734	30,875	17,979
Merger and transaction-related expenses	5,073	-	28,555	-
Total expenses	161,487	84,755	338,362	168,659
Net gain on sale of real estate owned	527	838	1,911	1,239
Equity in income from unconsolidated joint ventures	157	13	354	106
Other expense, net	(2,296)	(2,145)	(2,691)	(1,959)
Loss before income taxes	(19,266)	(10,837)	(55,569)	(25,228)
Income tax (expense) benefit	(81)	(267)	(326)	(254)
Net loss from continuing operations	(19,347)	(11,104)	(55,895)	(25,482)
Loss from discontinued operations	2,684	3,854	(7,817)	839
Net loss	(16,663)	(7,250)	(63,712)	(24,643)
Net loss attributable to non-controlling interests	988	2,649	3,838	9,121
Net loss attributable to Colony Starwood Homes	(15,675)	(4,601)	(59,874)	(15,522)
Net income attributable to preferred shareholders	-	(4)	-	(8)
Net loss available to common shareholders	$(15,675)	$(4,605)	$(59,874)	$(15,530)

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) For GAAP purposes, the Merger resulted in a reverse acquisition of SWAY by CAH. Historical financial statements for periods prior to the Merger include only the results of operations and financial position of CAH.	13

Reconciliation to FFO and Core FFO

Dollars in thousands, except share and per share data

	Three Months Ended June 30,2016	Six Months Ended June 30,2016

Reconciliation of net loss to NAREIT FFO
Net loss attributable to common shareholders	$(15,675)	$(59,874)
Adjustments:
Depreciation and amortization on real estate assets	44,700	88,084
Impairment of real estate assets	144	174
Net gain on sale of real estate	(527)	(1,911)
Non-controlling interests	(988)	(3,838)
Discontinued operations, net (NPL/REO)	(2,684)	7,817
NAREIT FFO	$24,970	$30,452

NAREIT FFO per share (1)	$0.23	$0.28

Adjustments for Core FFO
NAREIT FFO	$24,970	$30,452
Amortization of deferred financing costs and debt premium discounts	8,799	17,228
Merger and transaction-related expenses	5,073	28,555
Integration Costs (2)	1,753	7,383
Share-based compensation	711	1,098
Adjustments for derivative instruments	552	852
Core FFO	$41,858	$85,568

Core FFO per share (1)	$0.39	$0.79

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Common shares total 107,886,847 and 108,176,801 for the three and six month periods, respectively. Comprised of 101,486,847 and 101,776,801 weighted-average shares for the three and six month periods ended, respectively, and outstanding OP units exchangeable for 6,400,000 common shares.

(2) Please see Appendix A for a definition of Integration Costs, and Appendix B for a summary of Integration Costs through the three and six months ended June 30, 2016.  We believe that identifying Integration Costs is useful for investors as it allows investors to separate these costs from the core operating performance of our Single Family Rental business.

14

Income Statement Bridge

Quarter-to-date normalizations for Merger and transaction, integration and NPL costs

Dollars in thousand

	Three Months Ended June 30,2016

	(+)	(-)	(-)	(-)	(=)	Single Family Rental
	Consolidated Results	Merger and Transaction-Related Expenses	Integration Costs (1)	NPL	Total Single Family Rental	Same Store Homes	Stabilized Homes	Development Homes	Other Homes
Revenues
Rents from single-family properties	$134,442				$134,442	$106,264	$27,507	$2	$669
Fees from single-family properties	3,728				3,728	2,935	762	-	31
Tenant chargebacks	2,684				2,684	2,092	453	-	139
Asset Management Fees	2,979				2,979	-	-	-	2,979
Total revenues	143,833	-	-	-	143,833	111,291	28,722	2	3,818

Operating expenses
Property and maintenance costs	22,030				22,030	16,184	4,575	54	1,217
Real estate taxes, insurance, HOA costs	27,832				27,832	21,462	5,554	21	795
Property management	9,332		806		8,526	6,031	1,206	25	1,264
Total operating expenses	59,194	-	806	-	58,388	$43,677	$11,335	$100	$3,276

Net operating income	84,639	-	(806)	-	85,445	67,614	17,387	(98)	542

Non-operating expenses
General and administrative	14,248		947		13,301
Merger and transaction-related expenses	5,073	5,073			-
Depreciation and amortization	44,844				44,844
Interest expense	37,984				37,984
Other expense /(income)	1,837				1,837
Total non-operating expenses	103,986	5,073	947	-	97,966

Net (loss) from continuing operations	(19,347)	(5,073)	(1,753)	-	(12,521)
Loss from discontinued operations (NPL/REO)	2,684			2,684	-
Net (loss)	(16,663)	(5,073)	(1,753)	2,684	(12,521)
Net loss attributable to non-controlling interests	988				988
Net (loss) available to common shareholders	$(15,675)	$(5,073)	$(1,753)	$2,684	$(11,533)

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Please see Appendix A for a definition of Integration Costs, and Appendix B for a summary of Integration Costs through the three and six months ended June 30, 2016. We believe that identifying Integration Costs is useful for investors as it allows investors to separate these costs from the core operating performance of our Single Family Rental business.	15

Income Statement Bridge

Year-to-date normalizations for Merger and transaction, integration and NPL costs

Dollars in thousands

	Six Months Ended June 30,2016

	(+)	(-)	(-)	(-)	(=)	Single Family Rental
	Consolidated Results	Merger and Transaction-Related Expenses	Integration Costs (1)	NPL	Total Single Family Rental	Same Store Homes	Stabilized Homes	Development Homes	Other Homes
Revenues
Rents from single-family properties	$264,894				$264,894	$192,050	$71,123	$3	$1,718
Fees from single-family properties	6,484				6,484	4,679	1,747	-	58
Tenant chargebacks	5,972				5,972	4,416	1,337	-	219
Asset Management Fees	5,869				5,869	-	-	-	5,869
Total revenues	283,219	-	-	-	283,219	201,145	74,207	3	7,864

Operating expenses
Property and maintenance costs	40,548				40,548	27,693	10,919	104	1,832
Real estate taxes, insurance, HOA costs	55,114				55,114	38,998	14,488	13	1,615
Property management	18,083		2,108		15,975	10,251	3,090	44	2,590
Total operating expenses	113,745	-	2,108	-	111,637	$76,942	$28,497	$161	$6,037

Net operating income	169,474	-	(2,108)	-	171,582	124,203	45,710	(158)	1,827

Non-operating expenses
General and administrative	31,973		5,275		26,698
Merger and transaction-related expenses	28,555	28,555			-
Depreciation and amortization	88,474				88,474
Interest expense	75,441				75,441
Other expense /(income)	926				926
Total non-operating expenses	225,369	28,555	5,275	-	191,539

Net (loss) from continuing operations	(55,895)	(28,555)	(7,383)	-	(19,957)
Loss from discontinued operations (NPL/REO)	(7,817)			(7,817)	-
Net (loss)	(63,712)	(28,555)	(7,383)	(7,817)	(19,957)
Net loss attributable to non-controlling interests	3,838				3,838
Net (loss) available to common shareholders	$(59,874)	$(28,555)	$(7,383)	$(7,817)	$(16,119)

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Please see Appendix A for a definition of Integration Costs, and Appendix B for a summary of Integration Costs through the three and six months ended June 30, 2016. We believe that identifying Integration Costs is useful for investors as it allows investors to separate these costs from the core operating performance of our Single Family Rental business.	16

NOI by Segment

 Year-over-year comparison

Dollars in thousands

	Three Months Ended June 30,(1)			Six Months Ended June 30,(1)
	2016	2015(2)	Change %	2016	2015(2)	Change %
Rental and other property revenues:
Same-Store Homes	$111,291	$104,698	6.3%	$201,145	$189,261	6.3%
Stabilized Homes	28,722	14,776	94.4%	74,207	37,734	96.7%
Development Homes	2	-	100.0%	3	-	100.0%
Other Homes	3,818	3,818	0.0%	7,864	8,032	-2.1%
Total rental and other property revenues	$143,833	$123,292	16.7%	$283,219	$235,027	20.5%

Property operating expenses:
Same-Store Homes	$43,677	$41,998	4.0%	$76,942	$77,251	-0.4%
Stabilized Homes	11,335	7,405	53.1%	28,497	19,495	46.2%
Development Homes	100	34	194.8%	161	92	73.7%
Other Homes	3,276	3,592	-8.8%	6,037	7,105	-15.0%
Total property operating expenses	$58,388	$53,029	10.1%	$111,637	$103,943	7.4%

Net operating income (NOI):
Same-Store Homes	$67,614	$62,700	7.8%	$124,203	$112,010	10.9%
Stabilized Homes	17,387	7,371	135.9%	45,710	18,239	150.6%
Development Homes	(98)	(34)	188.0%	(158)	(92)	71.2%
Other Homes	542	226	139.9%	1,827	927	97.1%
Total property NOI	$85,445	$70,263	21.6%	$171,582	$131,084	30.9%

Same Store operating metrics:	2016	2015		2016	2015
NOI margin	60.8%	59.9%		61.7%	59.2%
Core NOI margin	62.8%	62.2%		64.1%	61.5%
Occupancy %	95.8%	95.6%		95.7%	95.5%
Turnover Rate	9.5%	n/a		16.7%	n/a
Renewal/Replacement/Blended Rent Growth	5.3%/5.9%/5.5%	n/a		5.0%/4.6%/4.8%	n/a

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store and Full Year Same Store property counts for the quarter-to-date and the year-to-date measurements are 24,657 and 22,647, respectively. (2) 2015 represents proforma financials for the combined Company.	17

      IV. Selected Additional Information

18

Home Count by Portfolio

As of June 30, 2016

Market:	Full Year Same Store Homes	Full Year Stabilized Homes	Quarterly Same Store Homes	Quarterly Stabilized Homes	Development Homes	Other Homes	Owned Homes (1)	Owned Homes Occupied % (2)	Non-owned, Managed Homes	Total Homes

Atlanta	4,917	664	5,259	322	13	104	5,698	95.9%	312	6,010
Southern California	2,594	193	2,668	119	5	30	2,822	97.1%	1,483	4,305
Tampa	2,298	958	2,615	641	2	13	3,271	95.0%	203	3,474
Houston	2,263	483	2,380	366	5	72	2,823	94.0%	-	2,823
Miami	2,121	1,578	2,479	1,220	21	77	3,797	94.1%	146	3,943
Orlando	1,760	647	1,879	528	-	15	2,422	96.5%	15	2,437
Las Vegas	1,628	94	1,678	44	-	2	1,724	94.6%	190	1,914
Phoenix	1,317	26	1,337	6	-	3	1,346	95.9%	454	1,800
Dallas	1,171	931	1,370	732	6	84	2,192	95.1%	-	2,192
Denver	1,087	863	1,237	713	18	1	1,969	94.4%	-	1,969
Top 10 Markets	21,156	6,437	22,902	4,691	70	401	28,064	95.3%	2,803	30,867
Northern California	733	46	756	23	-	3	782	98.3%	1,097	1,879
Charlotte - Raleigh	161	624	316	469	11	-	796	96.5%	-	796
Nashville	-	194	-	194	1	-	195	98.5%	-	195
Other Markets	597	380	683	294	-	30	1,007	95.2%	402	1,409
Total	22,647	7,681	24,657	5,671	82	434	30,844	95.4%	4,302	35,146

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Excludes REO properties associated with the NPL business. (2) Calculation excludes Other Homes from the denominator.	19

Asset Rollforward

Three months ended June 30, 2016

Market:	Properties as of 03/31/16 (1)	Acquisitions (1)	Dispositions (1)	Properties as of 06/30/16 (1)

Atlanta	5,800	9	(111)	5,698
Miami	3,862	-	(65)	3,797
Tampa	3,286	12	(27)	3,271
Houston	2,889	-	(66)	2,823
Southern California	2,839	-	(17)	2,822
Orlando	2,437	-	(15)	2,422
Dallas	2,225	7	(40)	2,192
Denver	1,957	15	(3)	1,969
Las Vegas	1,725	-	(1)	1,724
Phoenix	1,347	-	(1)	1,346
Top 10 Markets	28,367	43	(346)	28,064
Northern California	787	-	(5)	782
Charlotte - Raleigh	754	42	-	796
Nashville	193	2	-	195
Other Markets	1,015	-	(8)	1,007
Total Owned Homes	31,116	87	(359)	30,844

Non-owned, Managed Homes	4,388	4	(90)	4,302

Total Homes	35,504	91	(449)	35,146

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Excludes REO properties associated with the NPL business.	20

Market Price Appreciation

Market home price appreciation from weighted average acquisition date through June 30, 2016(1):

CSH Weighted Average	Aggregate Investment
Acquisition Date (2)	($ millions) (3)

CSH Weighted Average	20.3%	1.8%	22.0%	Nov' 13	$5,789

United States Average	13.4%	1.4%	14.7%	Nov' 13	N/A

Northern California	27.5%	2.3%	29.8%	Jul' 13	$178

Denver	24.4%	2.9%	27.3%	May' 14	$427

Southern California	24.2%	1.6%	25.8%	May' 13	$849

Las Vegas	22.1%	1.9%	24.1%	Sep' 13	$353

Phoenix	21.5%	1.9%	23.4%	Mar' 13	$201

Miami	21.1%	2.1%	23.2%	Feb' 14	$811

Tampa	20.7%	2.0%	22.7%	Dec' 13	$567

Atlanta	19.6%	1.6%	21.3%	Sep' 13	$823

Dallas	18.7%	2.2%	20.9%	Apr' 14	$383

Orlando	18.7%	1.9%	20.6%	Dec' 13	$390

Houston	17.4%	0.0%	17.4%	Oct' 13	$418

Charlotte-Raleigh	7.3%	1.3%	8.5%	Dec' 14	$166

Nashville	7.0%	1.8%	8.8%	May' 15	$58

Other CSH Markets	5.4%	0.8%	6.2%	May' 14	$164

Cumulative through March 31, 2016	Q2 2016

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

Source: John Burns Real Estate Consulting (“JBREC”)

(1) Per JBREC, reflects market-level single family home price appreciation from market-weighted average acquisition date through June 30, 2016; weighted by Aggregate Investment.

(2) Based on average acquisition date of homes in indicated market weighted by Aggregate Investment; U.S. average based on national home price appreciation since CSH’s weighted average acquisition date of November 2013.

(3) The sum of (a) the total acquisition cost for each home in an identified population excluding the purchase accounting fair market value step-up applied to SWAY assets as of the close of Merger on January 5, 2016, and (b) all property related capitalized expenditures incurred in the renovation/rehabilitation of a property.

21

Debt Summary

As of June 30, 2016

Dollars in millions

	Amount outstanding	Interest rate	Initial maturity	Extensions	Full maturity

Securitizations: (1)(2)
CAH 2014-1 securitization	$498	L+178bps	Apr-17	Two, one-year	May-19
CAH 2014-2 securitization	$553	L+173bps	Jun-16	Three, one-year	Jul-19
SWAY 2014-1 securitization, net (3)	$500	L+236bps	Jan-17	Three, one-year	Jan-20
CAH 2015-1 securitization, net (3)	$639	L+197bps	Jun-17	Three, one-year	Jul-20
CSH 2016-1 securitization (4)	$486	L+230bps	Jul-18	Three, one-year	Jul-21
Total securitizations	$2,676

Secured credit facilities:
CAH credit facility	$0	L+300bps	Jul-17	None	Jul-17
SWAY credit facility	$700	L+295bps	Feb-17	One-year	Feb-18
Total secured credit facilities	$700

Convertible debt:
Convertible notes (due 2017)	$173	450bps	Oct-17	None	Oct-17
Convertible notes (due 2019)	$230	300bps	Jul-19	None	Jul-19
Total convertible debt	$403

Total single-family REIT debt	$3,779

Debt related to assets held for sale (5)	$250	L+238bps	Mar-17	6-months	Sep-17

Total debt outstanding (6)	$4,029

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Colony Starwood Homes entered into an interest rate swap contract in February 2016 with a notional amount of $1.6B at 2.75%. (2) Colony Starwood Homes entered into an interest rate swap contract in June 2016 with a notional amount of $450M at 3.32%. (3) Securitization net of Class G certificate; CAH 2015-1 in the amount of $33.6M and SWAY 2014-1 in the amount of $26.6. (4) Securitization net of class F and G certificates, in the amount of $50.3M. (5) NPL repurchase facility. (6) 61% of Colony Starwood Home’s outstanding debt is fixed rate inclusive of interest rate swaps.	22

      V. Same Store Information

23

Portfolio Overview – Quarterly Same Store

As of June 30, 2016

Market:	Quarterly Same Store Homes	Occupancy %	Average Acquisition Cost per Home	Average Investment	Average Home Size (sq. ft.)	Weighted Average Home Age (years)	Average Monthly Rent per Occupied Home

Atlanta	5,259	96.1%	$125,000	$142,314	1,985	23	$1,263
Southern California	2,668	97.2%	269,842	304,226	1,714	40	1,985
Tampa	2,615	95.1%	161,414	183,886	1,708	29	1,470
Houston	2,380	94.1%	148,044	150,759	1,921	18	1,469
Miami	2,479	95.5%	203,143	215,884	1,698	40	1,741
Orlando	1,879	96.5%	130,392	156,947	1,710	27	1,317
Las Vegas	1,678	94.6%	187,244	202,949	2,032	17	1,392
Dallas	1,370	95.4%	165,213	169,232	2,001	23	1,535
Phoenix	1,337	95.9%	137,387	152,172	1,699	26	1,147
Denver	1,237	95.4%	185,057	204,963	1,676	37	1,671
Top 10 Markets	22,902	95.7%	168,122	185,819	1,833	28	1,490
Northern California	756	98.3%	228,540	252,182	1,428	47	1,735
Charlotte - Raleigh	316	98.7%	157,666	178,548	2,153	14	1,474
Other Markets	683	94.6%	150,739	156,793	1,585	39	1,561
Total	24,657	95.8%	$169,358	$186,955	1,817	29	$1,499

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

24

Portfolio Overview – Full Year Same Store

As of June 30, 2016

Market:	Full Year Same Store Homes	Occupancy %	Average Acquisition Cost per Home	Average Investment	Average Home Size (sq. ft.)	Weighted Average Home Age (years)	Average Monthly Rent per Occupied Home

Atlanta	4,917	96.1%	$123,698	$141,749	1,976	23	$1,259
Southern California	2,594	97.1%	268,651	303,122	1,714	40	1,983
Tampa	2,298	94.9%	161,729	184,107	1,712	29	1,471
Houston	2,263	94.2%	147,658	150,485	1,920	18	1,465
Miami	2,121	95.1%	201,019	212,367	1,677	41	1,720
Orlando	1,760	96.3%	129,616	156,522	1,714	27	1,315
Las Vegas	1,628	94.5%	186,536	202,173	2,028	17	1,390
Phoenix	1,317	95.9%	136,781	151,641	1,697	26	1,146
Dallas	1,171	95.4%	158,201	162,180	1,952	24	1,502
Denver	1,087	95.2%	179,150	199,906	1,661	37	1,656
Top 10 Markets	21,156	95.6%	166,672	184,599	1,826	28	1,481
Northern California	733	98.2%	227,520	251,123	1,427	47	1,733
Charlotte - Raleigh	161	97.5%	152,635	171,490	2,074	14	1,440
Other Markets	597	94.6%	150,146	156,764	1,599	39	1,550
Total	22,647	95.7%	$168,106	$185,924	1,809	29	$1,491

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

25

Same Store Year-Over-Year Results

Dollars in thousands

	Quarterly Same Store (1)			Full Year Same Store (1)
	Three Months Ended June 30,			Six Months Ended June 30,
	2016(2)	2015(3)	% Change	2016(2)	2015(3)	% Change
Revenues:
Rental income	$106,264	$100,011	6.3%	$192,050	$180,857	6.2%
Fee income	2,935	2,014	45.8%	4,679	3,523	32.8%
Resident chargebacks	2,092	2,673	-21.8%	4,416	4,881	-9.5%
Total rental and other property revenue	$111,291	$104,698	6.3%	$201,145	$189,261	6.3%

Expenses:
Repairs , maintenance and turn costs	$10,891	$9,920	9.8%	$18,331	$19,215	-4.6%
Real estate taxes, insurance and HOA costs	21,462	19,807	8.4%	38,998	36,305	7.4%
Property management costs	6,031	7,038	-14.3%	10,251	12,692	-19.2%
Bad debt expense (4)	1,536	1,255	22.4%	3,049	2,200	38.6%
Other operating expenses	3,757	3,978	-5.6%	6,313	6,839	-7.7%
Total property operating expenses	$43,677	$41,998	4.0%	$76,942	$77,251	-0.4%

Net operating income	$67,614	$62,700	7.8%	$124,203	$112,010	10.9%
Net operating income margin	60.8%	59.9%		61.7%	59.2%
Core net operating income margin	62.8%	62.2%		64.1%	61.5%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store Homes and Full Year Same Store Homes property counts for the quarter-to-date and the year-to-date measurements are 24,657 and 22,647, respectively. (2) 2016 figures have been adjusted for Integration Costs, please see Income Statement Bridge slide. (3) 2015 represents proforma financials for the merged Company. (4) In Q4 14 CAH recorded a large, non-recurring, bad debt allowance during their transition away from third-party property managers. This event reduced the allowance necessary in Q1 and Q2 2015.	26

Same Store Core Year-Over-Year Results

Dollars in thousands

	Quarterly Same Store (1)			Full Year Same Store (1)
	Three Months Ended June 30,			Six Months Ended June 30,
	2016(2)	2015(3)	% Change	2016(2)	2015(3)	% Change
Revenues:
Rental income	$106,264	$100,011	6.3%	$192,050	$180,857	6.2%
Fee income	2,935	2,014	45.8%	4,679	3,523	32.8%
Bad debt expense (4)	(1,536)	(1,255)	22.4%	(3,049)	(2,200)	38.6%
Core rental revenue	$107,663	$100,770	6.8%	$193,680	$182,180	6.3%

Expenses:
Total property operating expenses	$43,677	$41,998	4.0%	$76,942	$77,251	-0.4%
Resident chargebacks	(2,092)	(2,673)	-21.8%	(4,416)	(4,881)	-9.5%
Bad debt expense (4)	(1,536)	(1,255)	22.4%	(3,049)	(2,200)	38.6%
Core property operating expenses	$40,049	$38,070	5.2%	$69,477	$70,170	-1.0%

Core Net Operating Income	$67,614	$62,700	7.8%	$124,203	$112,010	10.9%

Core net operating income margin	62.8%	62.2%		64.1%	61.5%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store Homes and Full Year Same Store Homes property counts for the quarter-to-date and the year-to-date measurements are 24,657 and 22,647, respectively. (2) 2016 is adjusted for transitions costs, please see Income Statement Bridge slide. (3) 2015 represents proforma financials for the merged Company. (4) In Q4 14 CAH recorded a large, non-recurring, bad debt allowance during their transition away from third-party property managers. This event reduced the allowance necessary in Q1 and Q2 2015.	27

Results by Market – Quarterly Same Store

Three months ended June 30, 2016

Dollars in thousands

Market:	Same Store Homes	% of Total Same Store Homes	Revenues	Expenses	Net Operating Income	% of Total Net Operating Income	Core Operating Margin

Atlanta	5,259	21.3%	$20,376	$7,959	$12,417	18.4%	63.8%
Southern California	2,668	10.8%	15,904	5,034	10,870	16.1%	70.0%
Tampa	2,615	10.6%	11,499	5,134	6,365	9.4%	57.1%
Houston	2,380	9.7%	10,273	5,085	5,188	7.7%	51.9%
Miami	2,479	10.1%	12,724	5,829	6,895	10.2%	55.7%
Orlando	1,879	7.6%	7,476	3,210	4,266	6.3%	59.0%
Las Vegas	1,678	6.8%	7,205	2,424	4,781	7.1%	68.2%
Dallas	1,370	5.6%	6,294	2,609	3,685	5.4%	60.3%
Phoenix	1,337	5.4%	4,718	1,578	3,140	4.6%	69.5%
Denver	1,237	5.0%	6,257	1,759	4,498	6.7%	75.0%
Top 10 Markets	22,902	92.9%	102,726	40,621	62,105	91.9%	62.5%
Northern California	756	3.1%	4,013	1,224	2,789	4.1%	72.0%
Charlotte - Raleigh	316	1.3%	1,455	453	1,002	1.5%	71.1%
Other Markets	683	2.8%	3,097	1,379	1,718	2.5%	57.5%
Total	24,657	100.0%	$111,291	$43,677	$67,614	100.0%	62.8%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

28

Results by Market – Full Year Same Store

Six months ended June 30, 2016

Dollars in thousands

Market:	Same Store Homes	% of Total Same Store Homes	Revenues	Expenses	Net Operating Income	% of Total Net Operating Income	Core Operating Margin

Atlanta	4,917	21.7%	$37,599	$13,990	$23,609	19.0%	66.0%
Southern California	2,594	11.5%	30,707	9,743	20,964	16.9%	70.3%
Tampa	2,298	10.1%	19,861	8,728	11,133	9.0%	58.0%
Houston	2,263	10.0%	19,380	9,482	9,898	8.0%	52.5%
Miami	2,121	9.4%	21,197	9,850	11,347	9.1%	55.3%
Orlando	1,760	7.8%	13,787	5,782	8,005	6.4%	60.5%
Las Vegas	1,628	7.2%	13,797	4,209	9,588	7.7%	71.7%
Phoenix	1,317	5.8%	9,189	2,858	6,331	5.1%	72.3%
Dallas	1,171	5.2%	10,453	4,101	6,352	5.1%	62.8%
Denver	1,087	4.8%	10,704	2,958	7,746	6.2%	75.7%
Top 10 Markets	21,156	93.4%	186,674	71,701	114,973	92.6%	63.9%
Northern California	733	3.2%	7,722	2,375	5,347	4.3%	72.5%
Charlotte - Raleigh	161	0.7%	1,453	448	1,005	0.8%	72.1%
Other Markets	597	2.6%	5,296	2,418	2,878	2.3%	57.0%
Total	22,647	100.0%	$201,145	$76,942	$124,203	100.0%	64.1%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

29

Lease Outcomes – Quarterly Same Store

As of June 30, 2016

Base on Quarterly Same Store property count of 24,657 homes

	Expiration Outcome (1)(2)					Turnover (5)
Market:	Expiration Count	Renewed (3)	Retained (4)	Renewal Rate	Retention Rate	QTD Turnover Rate (6)	YTD Turnover Rate	YTD Annualized Turnover Rate (7)

Atlanta	1,144	732	850	64.0%	74.3%	10.5%	16.9%	33.9%
Southern California	567	407	455	71.8%	80.2%	7.5%	13.4%	26.8%
Houston	552	293	399	53.1%	72.3%	11.9%	18.5%	37.0%
Tampa	502	302	352	60.2%	70.1%	9.9%	18.4%	36.9%
Las Vegas	413	247	294	59.8%	71.2%	12.2%	19.5%	39.0%
Miami	398	275	312	69.1%	78.4%	7.6%	14.2%	28.3%
Orlando	379	252	284	66.5%	74.9%	8.8%	16.9%	33.7%
Phoenix	297	189	215	63.6%	72.4%	9.7%	17.1%	34.3%
Dallas	265	176	198	66.4%	74.7%	10.1%	16.6%	33.3%
Denver	276	180	203	65.2%	73.6%	8.9%	14.6%	29.3%
Top 10 Markets	4,793	3,053	3,562	63.7%	74.3%	9.7%	16.6%	33.2%
Northern California	147	107	120	72.8%	81.6%	6.6%	13.6%	27.2%
Charlotte - Raleigh	42	26	31	61.9%	73.8%	8.9%	16.5%	32.9%
Other Markets	111	69	85	62.2%	76.6%	6.1%	12.7%	25.5%
Total	5,093	3,255	3,798	63.9%	74.6%	9.5%	16.4%	32.8%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s same store property counts for the quarter-to-date and the year-to-date measurements are 24,657 and 22,647, respectively.

(2) Represents the number of leases that expired within the quarter, less early terminations.

(3) Lease expirations where the lease was renewed (excludes month-to-month leases).

(4) Lease expirations where the resident did not “move out”.

(5) Population limited to assets that realized resident turnover within the subject period, including out of period lease expirations where the lease was terminated early and month-to-month leases.

(6) The number of assets that become unoccupied during the subject period as a percentage of homes with an initial move-in ready status.

(7) The number of assets that become unoccupied during the subject period as an annualized percentage of homes with an initial move-in ready status.

30

Lease Outcomes – Full Year Same Store

As of June 30, 2016

Base on Full Year Same Store property count of 22,647 homes

	Expiration Outcome (1)(2)					Turnover (5)
Market:	Expiration Count	Renewed (3)	Retained (4)	Renewal Rate	Retention Rate	QTD Turnover Rate (6)	YTD Turnover Rate	YTD Annualized Turnover Rate (7)

Atlanta	1,832	1,193	1,406	65.1%	76.7%	10.7%	17.1%	34.2%
Southern California	996	722	807	72.5%	81.0%	7.5%	13.5%	26.9%
Tampa	878	532	620	60.6%	70.6%	10.4%	19.1%	38.3%
Houston	850	470	618	55.3%	72.7%	12.2%	18.7%	37.5%
Orlando	729	478	533	65.6%	73.1%	9.1%	17.3%	34.7%
Miami	699	480	547	68.7%	78.3%	8.2%	15.3%	30.6%
Las Vegas	664	396	465	59.6%	70.0%	12.2%	19.5%	39.1%
Phoenix	529	340	387	64.3%	73.2%	9.8%	17.3%	34.6%
Denver	380	241	280	63.4%	73.7%	9.0%	14.5%	29.1%
Dallas	374	252	284	67.4%	75.9%	10.4%	16.7%	33.3%
Top 10 Markets	7,931	5,104	5,947	64.4%	75.0%	10.0%	16.9%	33.9%
Northern California	275	197	225	71.6%	81.8%	6.7%	13.8%	27.6%
Charlotte - Raleigh	29	14	18	48.3%	62.1%	10.6%	18.6%	37.3%
Other Markets	199	125	156	62.8%	78.4%	6.5%	13.2%	26.5%
Total	8,434	5,440	6,346	64.5%	75.2%	9.8%	16.7%	33.5%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s same store property counts for the quarter-to-date and the year-to-date measurements are 24,657 and 22,647, respectively.

(2) Represents the number of leases that expired within the quarter, less early terminations.

(3) Lease expirations where the lease was renewed (excludes month-to-month leases).

(4) Lease expirations where the resident did not “move out”.

(5) Population limited to assets that realized resident turnover within the subject period, including out of period lease expirations where the lease was terminated early and month-to-month leases.

(6) The number of assets that become unoccupied during the subject period as a percentage of homes with an initial move-in ready status.

(7) The number of assets that become unoccupied during the subject period as an annualized percentage of homes with an initial move-in ready status.

31

Rent Growth – Quarterly Same Store

Quarter-to-Date as of June 30, 2016

Base on Quarterly Same Store property count of 24,657 homes

	Renewals		Replacement Rent			Escalations on Multi-Year Leases		Total Rent Growth
Market:	Total Leases	Renewal Rent Growth	Total Leases	Replacement Rent Growth	Blended Rent Growth	Total Leases	Average Rent Change (1)	Total Leases	Average Rent Change (2)

Atlanta	766	5.2%	489	6.0%	5.5%	83	3.0%	1,338	5.3%
Southern California	425	6.1%	193	7.9%	6.7%	30	3.0%	648	6.5%
Houston	337	4.1%	222	2.8%	3.6%	95	3.0%	654	3.5%
Tampa	312	4.8%	274	4.5%	4.7%	71	3.0%	657	4.5%
Orlando	267	4.8%	183	5.0%	4.9%	18	3.0%	468	4.8%
Las Vegas	259	3.8%	190	4.2%	3.9%	-	-	449	3.9%
Miami	235	4.3%	175	5.0%	4.6%	137	3.0%	547	4.2%
Phoenix	196	5.6%	114	12.0%	8.0%	17	3.0%	327	7.7%
Denver	183	9.2%	105	10.6%	9.7%	23	3.0%	311	9.2%
Dallas	179	4.6%	124	5.6%	5.0%	40	3.0%	343	4.8%
Top 10 Markets	3,159	5.2%	2,069	5.8%	5.5%	514	3.0%	5,742	5.3%
Northern California	124	6.9%	52	13.4%	8.9%	26	3.0%	202	8.1%
Charlotte - Raleigh	25	3.3%	21	6.7%	4.8%	-	-	46	4.8%
Other Markets	77	4.2%	63	1.8%	3.1%	25	3.0%	165	3.1%
Total	3,385	5.3%	2,205	5.9%	5.5%	565	3.0%	6,155	5.3%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Represents average rent growth on the population of escalating multi-year leases taking effect for the three months ended June, 30, 2016, defined as average of the percentage change in rental rate for all multi-year leases in the period. (2) Represents weighted average rent growth on all replacement, renewals and escalating multi-year leases for the three months ended June, 30, 2016.	32

Rent Growth – Full Year Same Store

Quarter-to-Date as of June 30, 2016

Base on Full Year Same Store property count of 22,647 homes

	Renewals		Replacement Rent			Escalations on Multi-Year Leases		Total Rent Growth
Market:	Total Leases	Renewal Rent Growth	Total Leases	Replacement Rent Growth	Blended Rent Growth	Total Leases	Average Rent Change (1)	Total Leases	Average Rent Change (2)

Atlanta	756	5.2%	461	6.2%	5.6%	83	3.0%	1,300	5.4%
Southern California	423	6.2%	188	8.2%	6.8%	30	3.0%	641	6.6%
Houston	337	4.1%	210	2.9%	3.6%	94	3.0%	641	3.6%
Tampa	296	4.9%	254	4.7%	4.8%	70	3.0%	620	4.6%
Orlando	263	4.8%	174	5.1%	4.9%	18	3.0%	455	4.8%
Las Vegas	255	3.8%	180	4.2%	4.0%	-	-	435	4.0%
Miami	232	4.4%	155	5.3%	4.8%	133	3.0%	520	4.3%
Phoenix	195	5.6%	114	12.0%	8.0%	17	3.0%	326	7.7%
Denver	176	9.2%	87	11.6%	10.0%	22	3.0%	285	9.4%
Dallas	173	4.7%	105	6.3%	5.3%	37	3.0%	315	5.0%
Top 10 Markets	3,106	5.3%	1,928	6.1%	5.6%	504	3.0%	5,538	5.3%
Northern California	124	6.9%	51	13.4%	8.9%	26	3.0%	201	8.0%
Charlotte - Raleigh	12	2.3%	11	6.1%	4.1%	-	-	23	4.1%
Other Markets	75	4.2%	60	1.7%	3.1%	24	3.0%	159	3.1%
Total	3,317	5.3%	2,050	6.1%	5.6%	554	3.0%	5,921	5.4%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Represents average rent growth on the population of escalating multi-year leases taking effect for the three months ended June, 30, 2016, defined as average of the percentage change in rental rate for all multi-year leases in the period. (2) Represents weighted average rent growth on all replacement, renewals and escalating multi-year leases for the three months ended June, 30, 2016.	33

Rent Growth – Full Year Same Store

Year-to-Date as of June 30, 2016

Base on Full Year Same Store property count of 22,647 homes

	Renewals		Replacement Rent			Escalations on Multi-Year Leases		Total Rent Growth
Market:	Total Leases	Renewal Rent Growth	Total Leases	Replacement Rent Growth	Blended Rent Growth	Total Leases	Average Rent Change (1)	Total Leases	Average Rent Change (2)

Atlanta	1,262	5.1%	824	5.0%	5.0%	201	3.0%	2,287	4.8%
Southern California	789	5.6%	361	5.7%	5.7%	53	3.0%	1,203	5.5%
Tampa	586	4.3%	411	3.7%	4.0%	119	3.0%	1,116	3.9%
Orlando	530	4.8%	339	3.9%	4.5%	31	3.0%	900	4.4%
Houston	521	4.1%	402	0.8%	2.6%	137	3.0%	1,060	2.7%
Miami	461	4.1%	300	4.0%	4.1%	241	3.0%	1,002	3.8%
Las Vegas	415	4.0%	306	2.7%	3.5%	2	3.0%	723	3.5%
Phoenix	364	5.7%	216	10.5%	7.5%	20	3.0%	600	7.3%
Dallas	269	4.5%	186	4.8%	4.6%	60	3.0%	515	4.4%
Denver	249	8.8%	158	8.6%	8.7%	32	3.0%	439	8.3%
Top 10 Markets	5,446	5.0%	3,503	4.5%	4.8%	896	3.0%	9,845	4.6%
Northern California	217	6.0%	98	11.1%	7.6%	41	3.0%	356	7.1%
Charlotte - Raleigh	17	2.4%	24	4.7%	3.7%	-	-	41	3.7%
Other Markets	131	4.0%	112	0.5%	2.3%	38	3.0%	281	2.4%
Total	5,811	5.0%	3,737	4.6%	4.8%	975	3.0%	10,523	4.7%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Represents average rent growth on the population of escalating multi-year leases taking effect for the three months ended June, 30, 2016, defined as average of the percentage change in rental rate for all multi-year leases in the period. (2) Represents weighted average rent growth on all replacement, renewals and escalating multi-year leases for the three months ended June, 30, 2016.	34

Cost to Maintain a Home

Dollars in thousands, except per home amounts

	Quarterly Same Store (1)		Full Year Same Store (1)
	Three Months Ended June 30,		Six Months Ended June 30,
Category	Total Cost	Cost per Home	Total Cost	Cost per Home

Repairs, maintenance and turnover expenses (2)
Repairs and maintenance	$5,282	$214	$8,893	$393
Turnover-related costs	3,182	129	5,605	247
Landscaping and pool services	1,003	41	1,679	74
Total repairs, maintenance and turnover expenses	$9,467	$384	$16,177	$714

Recurring capital expenditures (3)(4)
Capital replacements	$7,539	$306	$11,635	$514
Turnover-related capital costs	3,209	130	5,792	256
Total recurring capital expenditures	$10,748	$436	$17,427	$770

Total repairs and maintenance and recurring capital expenditures	$20,215	$820	$33,604	$1,484

Same Store Home Count		24,657		22,647

Revenue enhancing capital expenditures (5)
Total revenue enhancing capital expenditures	$647	$26	$1,428	$63

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store and Full Year Same Store property counts for the quarter-to-date and the year-to-date measurements are 24,657 and 22,647, respectively.

(2) Turnover costs are presented net of total billed resident chargebacks at move-out; some chargebacks may present collection risk if tenant security deposits are insufficient.

(3) Excludes initial renovation and re-development expenditures.

(4) General replacements and expenditures necessary to preserve and maintain the value and functionality of the home and its systems.

(5) Includes capital improvements and additions intended to increase the revenue potential for a given property, which we track separately from recurring capital expenditure.

35

      VII. Guidance

36

2016 Mid-Year Guidance Update

Colony Starwood Homes has tightened its 2016 full year guidance

2016 Full-Year Guidance(1)
	as of March 31, 2016	Updated Guidance
Core FFO per share	$1.55 - $1.65	$1.60 - $1.65
Stabilized Occupancy	94% - 95%	95%
Blended Rent Growth	4% - 5%	4.5% - 5%
Core NOI margin (Stabilized)	62% - 64%	62% - 64%

•	Core FFO guidance excludes NPL results as Colony Starwood Homes winds-down the business
•	As of June 30, 2016, management expected to generate an additional $150MM - $200MM of net proceeds from NPL loan pool sales and REO sales through year end 2017 (2)

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2016 unless otherwise indicated.

(1) This outlook is based on a number of assumptions, many of which are outside of the Colony Starwood Homes’ control, and all of which are subject to change. This outlook reflects Colony Starwood Homes’ expectations on (a) existing investments and (b) yield on incremental investments inclusive of Colony Starwood Homes’ existing pipeline. All guidance is based on current expectations of future economic conditions and the judgment of the Colony Starwood Homes’ management team. (2) Net Proceeds after associated debt pay down and carrying costs, inclusive of July RPL proceeds of $45.9 million.	37

      Appendix

38

Appendix A: Definitions

Annualized Turnover Rate. Is calculated by dividing a) the number of homes that become unoccupied during a period of time by b) the number of homes that had completed initial renovation/rehabilitation and were leasable during the specified period, expressed as an annualized percentage by multiplying the period of measurement to reach a 12 month period (e.g., multiplying a three month turnover measurement by four). Management believes this operational measure is useful in understanding resident satisfaction, pricing effectiveness and assessing associated property repairs and maintenance expenses.

Average Acquisition Cost per Home. Is calculated by dividing a) the total acquisition cost for each home in an identified population (such acquisition costs including purchase price and closing costs, but excluding renovation/rehabilitation costs incurred prior to leasing) by b) the number of homes in the respective population. Total acquisition cost for assets owned by SWAY prior to the Merger includes the purchase accounting fair market value step-up applied to those assets as of the close of Merger on January 5, 2016.

Average Investment. Is calculated by dividing the sum of a) the total acquisition cost for each home in an identified population b) all property related capitalized expenditures incurred in the renovation/rehabilitation of a property prior to leasing by c) the number of homes in the respective population. Total acquisition cost for assets owned by SWAY prior to the Merger includes the purchase accounting fair market value step-up applied to those assets as of the close of Merger on January 5, 2016.

Average Monthly Rent per Occupied Home. Is calculated by dividing a) the aggregate monthly contractual cash rent (excluding rent concessions and incentives) for an identified population of occupied rental units by b) the number of rental units in the identified population. To date, rent concessions and incentives have been utilized on a limited basis and have not had a significant impact on the CSH portfolio’s average monthly rent.

Blended Rent Growth. Represents the weighted average rent growth on all new leases (replacement leases) and renewals during a measured period, and is calculated by dividing a) the aggregate contractual first month rent on all new leases and lease renewals executed during the applicable period for an identified population of occupied rental units by b) the aggregate contractual last month rent for such identified population of rental units before renewal or new lease. This calculation does not include lease escalations / step-ups for multi-year leases.

Core FFO. Core FFO is a non-GAAP financial measure of operating performance that we believe assists investors in assessing the results of CSH’s single family rental business, which is our core operating business. Core FFO adjusts NAREIT FFO (defined below) to eliminate the impact of certain items that CSH believes are not indicative of our core operating performance, including the results of the NPL business, which we intend to exit, as well as certain non-cash items so that period-over-period measurements are more consistent. Our Core FFO begins with NAREIT FFO and is adjusted for revenues and expenses directly related to our NPL business, for amortization of deferred financing costs and debt premium discounts, share-based compensation, loss on derivative financial instruments, amortization of derivative financial instruments, non-cash interest expense, merger and transaction-related expenses.  Core FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure.

39

Appendix A: Definitions

Core Net Operating Income or Core NOI. CSH calculates Core NOI by subtracting Core Property Operating Costs from Core Rental Revenue, as defined, which eliminates (a) revenues and expenses that CSH believes are not directly related to the operating performance of the homes themselves and (b) GAAP presentations of resident chargeback fees and bad debt expense to provide a clearer presentation of rental and fee income streams as well as associated expenses. Please refer to the definition of NOI below for an explanation of how that measure is calculated separate from Core NOI. Core NOI is a non-GAAP measure of operating performance that CSH believes assists investors in assessing the performance of our portfolio of single family homes, which is our core operating business. Please see Appendix B for a reconciliation of net income (loss) to Core NOI.

The Core NOI measures included in this presentation should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of CSH’s performance or as measures of liquidity. Although CSH uses these non-GAAP measures for comparability in assessing their performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures are comparable with that of other REITs.

Core Property Operating Expenses. Is calculated by adjusting operating costs for the properties in the relevant sample by eliminating the impact of resident chargebacks bad debt expense.

Core Rental Revenue. Is calculated by rental and fee income for the properties in the relevant sample adjusted to eliminate the impact of bad debt expense.

Development Homes.  Homes that a) are awaiting initial rehabilitation, b) are currently undergoing initial rehabilitation, or c) have completed initial rehabilitation but have not yet been marketed for initial occupancy.

Full Year Same Store. Homes that met the definition of Same Store Homes as of January 1, 2016.  As of June 30, 2016 there were 22,647 homes.

Integration Costs.  Costs and charges incurred during the integration of the Starwood Waypoint Residential Trust and Colony American Homes operations in the three and six months ended June 30, 2016 that are not reflective of our core operating performance and that we do not expect to incur subsequent to the completion of the Merger integration, but which do not qualify for Merger and transaction related expenses under GAAP.  The majority of Integration Costs consist of base salaries, benefits, and payroll taxes of employees separated or scheduled for separation as a result of the Merger. See Appendix B for a summary of Integration Costs through the three and six months ended June 30, 2016.

Merger and Transaction Related Expenses.  Direct costs incurred as a result of the Merger closing or costs required to ensure the Merger was completed successfully.  These costs include legal fees, advisory services (accounting, tax, and entity filings), success fees, employee retention plans and severance costs, and property tax / transfer costs.  See Appendix B for a summary of costs for the three and six months ended June 30, 2016.

40

Appendix A: Definitions

NAREIT FFO.  Funds from operations is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income or loss (in accordance with GAAP) excluding gains or losses from sale of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures.  Consistent with real estate industry and investment community preferences, we use FFO as a supplemental measure of operating performance for a REIT. We consider FFO useful to investors as a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.

Net Operating Income or NOI. CSH defines NOI as rental and other property revenues less property operating expenses. CSH has presented NOI for Same Store Homes as CSH believes this NOI measure to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our homes without allocation of corporate level overhead or general and administrative costs and reflects the operations of our business. Refer to the table below for a reconciliation of net loss attributable to common shareholders to NOI. Please refer to the definition of Core NOI above for an explanation of how that measure is calculated separate from NOI, and see Appendix B for a reconciliation of net income (loss) to NOI.

These NOI measures included in this presentation should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of CSH’s performance or as measures of liquidity. Although CSH uses these non-GAAP measures for comparability in assessing their performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that CSH’s basis for computing these non-GAAP measures is comparable with that of other REITs.

Non-Owned, Managed Homes. Colony Starwood Homes currently provides its property and asset management services to third parties and/or joint venture partners as a fee service.  The non-owned properties are all managed within the same platform from which Colony Starwood Homes services its Owned homes.

Occupancy %. Represents the percentage of an identified rental unit population that is occupied as of the measurement period and is calculated by dividing a) the number of occupied units as of the last day of the measurement period by b) the number of rental units in the identified population of rental units (Same Store, Owned Homes, etc.).

Other Homes. Includes 434 Owned Homes as of June 30, 2016 that were not intended to be held for the long-term and not in service.  The 434 Other Homes excludes the 675 REO homes held as of June 30, 2016.

Owned Homes. Represents wholly-owned single family rental properties, and is measured by the number of total rental units. This takes into account investments in multi-unit properties which Management believes provides a more meaningful measure to investors.  Owned Homes excludes the 675 REO homes held as of June 30, 2016.

Quarterly Same Store. Homes that met the definition of Same Store Homes as of April 1, 2016.  As of June 30, 2016 there were 24,657 homes.

41

Appendix A: Definitions

Recurring Capital Expenditures or Recurring Capex. General replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single family rental.

Renewal Rate. Is calculated by dividing a) the number of renewed residents with current period lease expirations by b) the total lease expirations during the period.

Renewal Rent Growth. Represents the percentage change in monthly contractual rent resulting from all lease renewals that became effective during a measurement period for an identified population of rental units, and is calculated by dividing a) the aggregate contractual first month rent (excluding rent concessions and incentives) on lease renewals executed during the applicable measurement period for an identified population of rental units by b) the aggregate contractual last month rent for such identified population of rental units before renewal. To date, rent concessions and incentives have been used on a limited basis and have not had a significant impact on contractual rent.

REO. Real estate owned, which is associated with the NPL business.

Replacement Rent Growth. Represents the percentage change in monthly contractual rent resulting from new leases on properties previously leased to different residents during a measurement period for an identified population of rental units and is calculated by dividing a) the aggregate contractual first month rent (excluding rent concessions and incentives) on new leases signed during the applicable measurement period for an identified population of occupied rental units by b) the aggregate contractual last month rent for such identified population of rental units under the prior lease on such properties. To date, rent concessions and incentives have been used on a limited basis and have not had a significant impact on contractual rent.

Retention Rate. Is calculated by dividing a) the number of retained residents with current period lease expirations by b) the total lease expirations during the period.

Revenue Enhancing Capital Expenditures. Capital improvements and additions intended to increase the revenue potential for a given property.

Same Store Homes. Homes which have been stabilized for at least fifteen (15) months prior to the start of the current measurement period, excluding any homes that have been disposed of, removed from service or returned to the development period for significant renovation.

Stabilized Homes. Homes that are currently occupied or have been previously leased and occupied that do not meet the criteria to be a Same Store Home. For the three and six months ended June 30, 2016 the Stabilized Home count excludes 434 homes not intended to be held for the long term.

Top 10 Markets. Refers to CSH Homes’ ten markets with the greatest number of homes as of June 30, 2016.

Total Homes. Represents all homes Colony Starwood Homes manages. Includes both Owned Homes and Non-Owned, Managed Homes.

Total Rent Growth. Represents the weighted average rent growth on replacement rents, renewals, and escalating multi-year leases for the period.

UPB. Unpaid principal balance.

Weighted Average Home Age (years). Rounded number of years between when a home was built and the last day of the current measurement period with each market being weighted by its area asset count.

42

Appendix B: Reconciliations

Cost to Maintain a Home:

	Quarterly Same Store
	Three Months Ended June 30, 2016
in (000)s
Cost to maintain a home reconciliation	Gross Costs	Chargebacks	Net Costs	Chargeback reconciliation
Repairs and maintenance	$5,328	$46	$5,282	R&M Charges at Move-Out	$2,381
Turnover-related costs	5,563	2,381	3,182	R&M Charges During Occupancy	46
Subtotal - repairs, maintenance and turn costs	10,891	2,427	8,464	Recurring Chargebacks	254
Landscaping and pool services	1,257	254	1,003	Subtotal - Chargebacks related to cost to maintain	2,681
Other operating expenses/bad debt expense	4,036	-	4,036	Chargebacks not-related to cost to maintain	861
Subtotal - Other operating expenses/bad debt expense	5,293	254	5,039	Subtotal, Gross Tenant Chargebacks	3,542
				(-) Chargeback reserve	(1,450)
Total property and maintenance costs	$16,184	$2,681	$13,503	Total tenant chargebacks	$2,092

Integration Costs:

( in 000s)	Three Months Ended	Six Months Ended
Category	June 30, 2016	June 30, 2016
Employee related costs	$1,047	$5,255
Accounting	-	775
Office rent	342	564
IT	294	654
Other	70	135
Total	$1,753	$7,383

Merger and Transaction Related Expenses:

in (000)s	Three Months Ended	Six Months Ended
Category	June 30, 2016	June 30, 2016
Closing and Success Fees	$156	$13,873
Legal	(2,552)	1,729
Employee Related Costs	6,161	10,240
Other	1,308	2,713
Total	$5,073	$28,555

43

Appendix B: Reconciliations

Net Operating Income or NOI:

	Three months ended June 30, 2016		Six months ended June 30, 2016
(Dollars in thousands)	Same Store Homes	Stabilized Homes (2)	Same Store Homes	Stabilized Homes (2)
Reconciliation of net loss to NOI
Net loss attributable to Starwood Waypoint Residential Trust shareholders	$(15,675)	$(15,675)	$(59,874)	$(59,874)

Add (deduct) adjustments to get to total NOI
Gain (Loss) from discontinued operations (NPL/REO)	(2,684)	(2,684)	7,817	7,817
General and administrative	13,537	13,537	30,875	30,875
Share-based compensation	711	711	1,098	1,098
Interest expense	37,984	37,984	75,441	75,441
Depreciation and amortization	44,844	44,844	88,474	88,474
Transaction-related expense	5,073	5,073	28,555	28,555
Impairment of real estate	144	144	174	174
Realized (gain) loss on sales of investments in real estate, net	(527)	(527)	(1,911)	(1,911)
Equity in income from unconsolidated joint ventures	(157)	(157)	(354)	(354)
Other (expense) income, net	2,296	2,296	2,691	2,691
Income tax expense	81	81	326	326
Net income attributable to non-controlling interests	(988)	(988)	(3,838)	(3,838)
Total NOI	$84,639	$84,639	$169,474	$169,474
Add (deduct) adjustments to get to total portfolio NOI
Property management integration costs (1)	806	806	2,108	2,108
Non-portfolio NOI components:
Property operating revenues on non-portfolio homes (1)	(32,542)	(3,820)	(82,074)	(7,867)
Property operating expenses on non-portfolio homes (1)	14,711	3,376	34,695	6,198
Add Total Non-portfolio NOI	$(17,831)	$(444)	$(47,379)	$(1,669)

Total portfolio NOI	$67,614	$85,001	$124,203	$169,913

Calculation portfolio Core NOI margin:
Rental income	$106,264	$133,771	$192,050	$263,173
Fee income	2,935	3,697	4,679	6,426
Less bad debt expense	(1,536)	(1,888)	(3,049)	(4,085)
Total rental revenues	$107,663	$135,580	$193,680	$265,514
Portfolio Core NOI margin	62.8%	62.7%	64.1%	64.0%

(1) see Income Statement Bridge page
(2) Stabilized is the summation of Same Store Homes plus Stabilized Homes as defined in Appendix A.

44

Appendix B: Reconciliations

Other Assets:

in (000)s
Description	June 30, 2016
Accounts receivable, net of allowance	8,918
Prepaids	9,558
Deferred finance costs, net	4,266
Deposits	4,507
Deferred leasing costs and lease intangibles, net	4,246
Other	9,171
Total	$40,666

Other Markets:

Three months ended June 30, 2016

Market:	Same-Store Homes	Stabilized Homes	Development Homes	Other Homes	Owned Homes (1)	Owned Homes Occupied % (1)	Non-Owned, Managed Homes (6)	Total Homes

Chicago	485	293	-	14	792	94.1%	395	1,187
Other (2)	198	1	-	16	215	99.0%	7	222
Total	683	294	-	30	1,007	95.2%	402	1,409

Six months ended June 30, 2016

Market:	Same-Store Homes	Stabilized Homes	Development Homes	Other Homes	Owned Homes (1)	Owned Homes Occupied % (1)	Non-Owned, Managed Homes (6)	Total Homes

Chicago	405	373	-	14	792	94.1%	395	1,187
Other (2)	192	7	-	16	215	99.0%	7	222
Total	597	380	-	30	1,007	95.2%	402	1,409

(1) Excludes REO properties.
(2) Other Market includes Tucson, Delaware, Pennsylvania, New York, Maryland and Central Texas markets.

Weighted Average Shares:

	Three months ended	Six months ended
Description	Number of Shares	Number of Shares
Weighted-average shares - basic and diluted	101,486,847	101,776,801
OP units	6,400,000	6,400,000
Total	107,886,847	108,176,801

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